SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                Date of Report
                                July 18, 1995


                            CACI International Inc
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            (Exact name of registrant as specified in its charter)


                                   Delaware
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                  (State or other jurisdiction of incorporation)



                                    0-8401
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                           (Commission File Number)


                                  54-1345888
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                       (IRS Employer Identification No.)



                               1100 N. Glebe Road
                            Arlington, Virginia 22201
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               (Address of principal executive offices)(Zip Code)


                                 (703) 841-7800
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               Registrant's telephone number, including area code

ITEM 5.  OTHER EVENTS.

On July 11, 1995, CACI signed a Letter of Intent to acquire all of the stock of Automated Sciences Group (ASG) for $5.3 million in cash, payable over 3 years. The acquisition will be subject to due diligence, and approval of a detailed acquisition agreement by each Company's Board of Directors.

ASG has generated approximately $20 million per year in revenue and provides information technology, engineering and enironmental services to the Departments of Defense and Energy. ASG is headquartered in Silver Spring, Maryland, and has major offices in Dahlgren, Virginia, Huntsville, Alabama, and Oak Ridge, Tennessee. Based upon ASG forecasts, the acquisition should provide at least $400,000 in earnings during the first full year of operations with further contributions in later years.

A copy of CACI's July 14, 1995 press release regarding the Company's execution of a Letter of Intent to acquire ASG is attached as an Exhibit to this Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(99)     (a)  Press Release of July 14, 1995 announcing execution of Letter of
              Intent to acquire ASG.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CACI International Inc
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     (Registrant)


By:       /s/
   -------------------
   Jeffrey P. Elefante
   Sr. Vice President,
   General Counsel &
   Corporate Secretary


Dated:    July 18, 1995
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